Exhibit 23.2

                              Accountants' Consent



The Board of Directors
Admiralty Bancorp, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG, LLP

West Palm Beach, Florida
September 15, 2000